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                                                                   EXHIBIT 10.22

                                PROMISSORY NOTE


                                                       Mountain View, California
                                                                    July 9, 1997

     For Value Received, the undersigned hereby unconditionally promises to pay to the order of DOCENT, INC., a Delaware corporation (the "Company"), at the Company's corporate office in Mountain View, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Ninety-Seven Thousand Five Hundred Dollars ($97,500), plus interest at the rate of six percent (6%) per annum as follows:

     Principal And Interest Repayment. The outstanding principal and interest due and payable hereunder shall be due and payable in full at the time that the 975,000 shares of Common Stock of the Company acquired by the undersigned as of the date hereof are sold or transferred by the undersigned, but in any event, before July 9, 2017 (the "Principal Repayment Date"); provided, however, (i) that the Company, in its sole discretion may extend the Principal Repayment Date, and (ii) in the event that the undersigned's employment by or association with the Company is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately after such termination.

     If the undersigned fails to pay the principal and interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal and interest due shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

     This Note may be prepaid at any time without penalty.

     The full amount of this Note is secured solely by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Stock Pledge Agreement, of even date herewith, between the undersigned and the Company.

     The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

     The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

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     The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

     This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                              /s/ David Mandelkern
                                              -----------------------------
                                                    David Mandelkern

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